UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 31, 2015

Aroga Holding Corp

(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-54498

(Commission File Number)

45-2858005

(IRS Employer Identification No.)

310 Hopkins Street, Whitby, ON, Canada L1N 2B9

(Address of Principal Executive Offices and Zip Code)

905-668-8886

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 5 – Corporate Governance and Management

Item 5.02  Appointment of Certain Officers.

On July 31, 2015  Brian Kistler resigned and Grove Bennett was appointed Chief Executive Officer for the Company and Chairman of the Board.  The background information for Mr. Bennett is set forth below.  There is no employment agreement at this time.

Grove is an entrepreneur specialized in leading edge businesses that are technology based. Having the experience of running private and public companies, from operations, manufacturing, business development, finance and customer relations. Prior to becoming the Chief Executive Officer (CEO) and Partner of Aroga Technologies Ltd. (Aroga) in July of 2014, Grove had a long history as an entrepreneur. He established his first business, a retail & wholesale sporting goods company servicing recreational & professional sporting activities such as ice hockey, snow skiing and soccer and later established a clothing manufacturing company to service the same industries in Australia. Grove successfully established relationships with companies such as Bauer, Nike, American Express and professional sporting associations such as the South Melbourne Soccer Club throughout the development of his owned and operated family businesses.

 As the Director of International Marketing & Customer Relations at Atlantis Systems International, Grove was responsible for the on-time delivery of the Integrated Maintenance Training System (IMTS), a maintenance training system for the F/A:18 Fighter Jet and a $44MM Canadian contract to the Royal Canadian Air Force and the Royal Australian Air Force. In order to ensure the contract was successfully completed Grove worked closely with key Australian and Canadian Armed Forces personnel, program managers and suppliers such Boeing and Augusta Westland.

Grove has advanced his professional career at every stage having worked as Vice President of Marketing and more recently as President & Chief Financial Officer at Dynacert Inc., a leading edge technology company manufacturing Hydrogen Generating Systems. The company’s key product line was produced to reduce Green House Gases (GHG) by improving the air quality and operating efficacy of diesel combustion engines for trucking fleets with Pepsi Beverages Company (Pepsi Bottling/Pepsi Co) being the primary beneficiary. The companies work later grew to include partnerships with Port Authorities and stationary generator markets were the pollution of GHG was exponential in size and scope.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aroga Holding Corp

Dated: July31, 2015	/s/ Grove Bennett
Grove Bennett
Chief Executive Officer

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